                                                                  EXHIBIT 99.(p)

Eaton Vance Management
24 Federal Street
Boston, MA 02110
(617) 482-8260, (800) 225-6265
                                                                December 7, 1994


EV Classic Senior Floating-Rate Fund
24 Federal Street
Boston, MA 02110


Ladies and Gentlemen:


     With respect to our purchase from you, at the purchase price of $100,000, of 10,000 shares of beneficial interest, net asset value of $10.00 per share for ("Initial Shares") in EV Classic Senior Floating-Rate Fund (the "Fund"), we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.


                                             Very truly yours,


                                             EATON VANCE MANAGEMENT



                                             By:  /s/ H. Day Brigham, Jr.
                                             ---------------------------------
                                                      Vice President